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                                                                     EXHIBIT 5.1

                      [CONNER & WINTERS, P.C. LETTERHEAD]




                                  June 28, 2002

Parker Drilling Company
1401 Enclave Parkway, Suite 600
Houston, Texas 77077

         Re:  Parker Drilling Company
              Registration Statement on Form S-4 (the "Registration Statement")

Gentlemen:

         We have acted as counsel for Parker Drilling Company, a Delaware corporation (the "Company"), and the Subsidiary Guarantors (defined below), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the proposed offering by the Company of up to $235,612,000 in aggregate principal amount of its 10?% Senior Notes due 2009, Series B (the "Exchange Notes") in exchange for up to $235,612,000 in aggregate principal amount of its outstanding 10?% Senior Notes due 2009, Series A (the "Outstanding Notes"). The Exchange Notes are to be issued under an Indenture dated as of May 2, 2002, between the Company, the Subsidiary Guarantors and JPMorgan Chase Bank, as Trustee (the "Indenture"). Parker Drilling Company of Oklahoma, Incorporated; Parker Technology, Inc.; Parker Drilling Company International Limited; Choctaw International Rig Corp; Parker Drilling Company Limited (Nevada); Parker Drilling Company Limited (Oklahoma); Parker Drilling Company of New Guinea, Inc.; Parker Drilling Company North America, Inc.; Parker Drilling U.S.A. Ltd.; Parker-VSE, Inc.; DGH, Inc.; Parker Drilling Offshore USA, L.L.C.; Quail Tools, L.L.P.; Parker USA Drilling Company; Parker Technology, L.L.C.; Parker Drilling Offshore Corporation; Parker Drilling Offshore International, Inc.; Anachoreta, Inc.; Pardril, Inc.; Parker Aviation, Inc.; Parker Drilling (Kazakhstan) Ltd.; Parker Drilling Company of Niger; Parker North America Operations, Inc.; Selective Drilling Corporation; Universal Rig Service Corp.; Parker Drilling Management Services, Inc; and Creek International Rig Corp are collectively referred to as the "Subsidiary Guarantors," and the guarantees by the Subsidiary Guarantors with respect to the Exchange Notes are collectively referred to as the "Subsidiary Guarantees."

         In reaching the conclusions expressed in this opinion, we have (a) examined the Indenture, the Registration Statement on Form S-4, filed by the Company with the Securities and Exchange Commission, for the registration of the Exchange Notes and the Subsidiary Guarantees thereof (collectively referred to as the "Securities") under the Securities Act of 1933 (the Registration Statement, as amended at the time it becomes effective, being referred to as the Registration Statement"), the Prospectus contained therein and such corporate records of the Company and the Subsidiary Guarantors, certificates of public officials and such other documents and matters as we have deemed necessary or appropriate for the purpose of this opinion, (b) relied upon the accuracy of facts and information set forth in all such documents and (c) assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as copies and the authenticity of the originals from which all such copies were made.

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CONNER & WINTERS

Parker Drilling Company
June 28, 2002
Page 2


         Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Securities proposed to be issued pursuant to the Exchange Offer have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Securities Act of 1933, and to compliance with any applicable state securities laws, when issued, delivered and sold in accordance with the Exchange Offer and the Indenture, will be valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other laws affecting the enforcement of creditors' rights generally from time to time in effect and by general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or at law).

         We are members of the bar of the State of Oklahoma. Our opinion expressed above is limited to the laws of the State of Oklahoma, the corporate laws of the State of Delaware, and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction. As used herein, the term "corporate laws of the State of Delaware" includes the statutory provisions of the Delaware constitution and judicial decisions interpreting these laws as of the date of this opinion. To the extent that the opinion expressed herein relates to matters governed by the laws of the State of New York, we have assumed that the applicable laws of the State of New York is the same as the applicable law of the State of Oklahoma in al relevant aspects.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus constituting a part thereof under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                       Very truly yours,


                                       Conner & Winters, P.C.